EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-87691) pertaining to the 1993 Incentive Stock Option Plan, the 1996 Stock Option Plan and the 1999 Stock Option Plan of Technology Flavors & Fragrances, Inc. of our report dated February 28, 2000, with respect to the consolidated financial statements of Technology Flavors & Fragrances, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1999.


                                              /S/ ERNST & YOUNG LLP


Melville, New York
March 29, 2000